Receipt of Required Consents in Consent Solicitation For (i) 8.875% Senior Subordinated Notes due 2008 (CUSIP No. 700690AJ9; ISIN No. US700690AJ90), (ii) 7.5% Senior Notes due 2009 (CUSIP No. 413627AE0; ISIN No. US413627AE02), (iii) 7.5% Notes Due 2009 (CUSIP No. 700690AN0; ISIN No. US700690AN03) and (iv) 7% Senior Notes due 2013 (CUSIP No. 700690AS9; ISIN No. US700690AS99)

FOR RELEASE MONDAY, January 7, 2008

LAS VEGAS, NEVADA—Harrah’s Entertainment, Inc. (NYSE: HET) (“Harrah’s Entertainment”), announced today that, it had received, as of 5:00 p.m. New York City time, on January 7, 2008, tenders and consents from holders of (i) 98.44%, of the outstanding principal amount of 8.875% Senior Subordinated Notes due 2008 (CUSIP No. 700690AJ9; ISIN No. US700690AJ90) (the “8.875% Notes”); (ii) 95.81%, of the outstanding principal amount of 7.5% Senior Notes due 2009 (CUSIP No. 413627AE0; ISIN No. US413627AE02) (the “7.5% Notes (1998)”); (iii) 99.69%, of the outstanding principal amount of 7.5% Notes Due 2009 (CUSIP No. 700690AN0; ISIN No. US700690AN03) (the “7.5% Notes (2001)”) and (iv) 99.71%, of the outstanding principal amount of 7% Senior Notes due 2013 (CUSIP No. 700690AS9; ISIN No. US700690AS99) (the “7% Notes” and, collectively with the 8.875% Notes, the 7.5% Notes (1998) and the 7.5% Notes (2001), the “Notes”), in connection with the previously announced cash tender offers and consent solicitations for such Notes, commenced by Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a subsidiary of Harrah’s Entertainment.

As a result of the receipt of the requisite consents Harrah’s Entertainment and Harrah’s Operating intend to enter into supplemental indentures effecting the proposed amendments, substantially as described in the Offer to Purchase and Consent Solicitation Statement dated December 21, 2007 and the related Consent and Letter of Transmittal (the “Offer Documents”), with the trustee under each respective indenture. The proposed amendments, which will eliminate most of the restrictive covenants and certain events of default and delete all references to collateral, will become operative when Harrah’s Entertainment and Harrah’s Operating accept for purchase the Notes validly tendered pursuant to the terms of the Offer Documents.

The pricing terms for the 8.875% Notes, the 7.5% Notes (1998), the 7.5% Notes (2001) and the 7% Notes will be determined as described in the Offer Documents and will be announced on January 8, 2008 (unless Harrah’s Entertainment and Harrah’s Operating, in their sole discretion, establishes a new price determination date).

Harrah’s Operating’s tender offer is subject to the conditions set forth in the Offer Documents including, among other things, that Harrah’s Operating obtains the financing necessary to pay for the Notes and consents in accordance with the terms of the tender offers and consent solicitations.

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Harrah’s Operating and Harrah’s Entertainment have retained Citi to act as lead dealer manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Citi at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Copies of the Offer Documents and other related documents may be obtained from Global Bondholder Services Corporation, the information agent for the tender offers and consent solicitations, at (866) 924-2200 (toll free) or (212) 430-3774 (for banks and brokers only).

The tender offers and consent solicitations are being made solely pursuant to the applicable Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations. Holders of the Convertible Securities should also read the Schedule TO that Harrah’s Entertainment and Harrah’s Operating filed today with the U.S. Securities and Exchange Commission (the “SEC”). Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of Harrah’s Operating or Harrah’s Entertainment. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the securities should tender their securities or give their consent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Harrah’s Entertainment

Harrah’s Entertainment is the world's largest provider of branded casino entertainment. Since its beginning in Reno, Nevada nearly 70 years ago, Harrah’s Entertainment has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. Its properties operate primarily under the Harrah's®, Caesars® and Horseshoe® brand names; it also owns the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through an unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available at its Web site —http://www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s Entertainment and Harrah's Operating. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s Entertainment and Harrah's Operating may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed by Harrah’s Entertainment with the SEC (including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and Apollo; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to satisfy conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisitions into our operations, including London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s Entertainment and Harrah's Operating disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Media Contact:	Jacqueline Peterson
Harrah’s Entertainment, Inc.,
+1-702-494-4829

Investor Contact:	Jonathan Halkyard
Harrah’s Entertainment, Inc.,
+1-702-407-6346

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